Exhibit 99(s)

OAKTREE FINANCE, LLC

POWER OF ATTORNEY

That each of the undersigned officers and directors of Oaktree Finance, LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), do constitute and appoint Rajkumar Makam, William B. Sacher, Todd Molz and Lisa Arakaki as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and any other filings in connection therewith, and to file the same under the Securities Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company, the registration or offering of the Company’s shares of common stock, par value $0.01 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 19th day of August, 2011.

/s/ Rajkumar Makam
Name:	Rajkumar Makam
Title:	Director and President

/s/ William B. Sacher
Name:	William B. Sacher
Title:	Director and Chief Executive Officer

/s/ Irwin Engelman
Name:	Irwin Engelman
Title:	Director

/s/ Michael Liss
Name:	Michael Liss
Title:	Director

/s/ Sheldon M. Stone
Name:	Sheldon M. Stone
Title:	Director

/s/ Randolph W. Westerfield
Name:	Randolph W. Westerfield
Title:	Director

/s/ Thomas G. White
Name:	Thomas G. White
Title:	Director